Exhibit (h)(1)(a)(xxvii)

AMENDMENT TO

AMENDED AND RESTATED

TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment to the Amended and Restated Transfer Agency and Service Agreement (“Amendment”) is effective as of the 30th day of June, 2020, by and among The MainStay Funds, a Massachusetts business trust, and MainStay VP Funds Trust and MainStay Funds Trust, each a Delaware statutory trust (each, a “Fund” and collectively, the “Funds”) and NYLIM Service Company LLC, a Delaware limited liability company, having its principal office and place of business at 30 Hudson Street, Jersey City, New Jersey 07302 (“NSC”).

WHEREAS, the Funds and NSC are parties to an Amended and Restated Transfer Agency and Service Agreement, dated October 1, 2008, as amended (“Agreement”); and

WHEREAS, pursuant to Article 2.01 and Article 11 of the Agreement, the parties hereby wish to amend the Agreement to:

a.

add the MainStay Conservative ETF Allocation Fund, MainStay Defensive ETF Allocation, MainStay Moderate ETF Allocation Fund, MainStay Growth ETF Allocation Fund and MainStay Equity ETF Allocation Fund (collectively, “the MainStay ETF Asset Allocation Funds”) and to reflect all currently available series of the MainStay VP Funds Trust (“VP Portfolios”);

b.	update the Transfer Agency Fee Schedule to reflect the transfer agency fees for the MainStay ETF Asset Allocation Funds and to describe the transfer agency expense allocation methodology; and

c.	change the names of the following Funds:

MainStay Moderate Growth Allocation Fund	MainStay Growth Allocation Fund (effective July 31, 2020)
MainStay Growth Allocation Fund	MainStay Equity Allocation Fund (effective July 31, 2020)
MainStay MacKay Infrastructure Bond Fund	MainStay MacKay U.S. Infrastructure Bond Fund (effective August 31, 2020)

NOW, THEREFORE, in consideration of the mutual covenants contained in the Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

IN WITNESS HEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers.

THE MAINSTAY FUNDS

By:	/s/ Jack R. Benintende
Name:	Jack R. Benintende
Title:	Treasurer and Principal Financial and
Accounting Officer

MAINSTAY FUNDS TRUST

By:	/s/ Jack R. Benintende
Name:	Jack R. Benintende
Title:	Treasurer and Principal Financial and
Accounting Officer

MAINSTAY VP FUNDS TRUST

By:	/s/ Jack R. Benintende
Name:	Jack R. Benintende
Title:	Treasurer and Principal Financial and
Accounting Officer

NYLIM SERVICE COMPANY LLC

By:	/s/ Jack R. Benintende
Name:	Jack R. Benintende
Title:	President

SCHEDULE A

Effective Date: June 30, 2020
(unless otherwise indicated)

The MainStay Funds

MainStay Candriam Emerging Markets Debt Fund

MainStay Income Builder Fund

MainStay MacKay Common Stock Fund

MainStay MacKay Convertible Fund

MainStay MacKay High Yield Corporate Bond Fund

MainStay MacKay U.S. Infrastructure Bond Fund

Name change effective August 31, 2020

(formerly MainStay MacKay Infrastructure Bond Fund)

MainStay MacKay International Equity Fund

MainStay MacKay Tax Free Bond Fund

MainStay MacKay Unconstrained Bond Fund MainStay MAP Equity Fund

MainStay Money Market Fund

MainStay Winslow Large Cap Growth Fund

MainStay VP Funds Trust

all currently available VP Portfolios

MainStay Funds Trust

MainStay Balanced Fund

MainStay Candriam Emerging Markets Equity Fund

MainStay CBRE Global Infrastructure Fund

MainStay CBRE Real Estate Fund

MainStay Conservative Allocation Fund

MainStay Conservative ETF Allocation Fund

MainStay Defensive ETF Allocation Fund

MainStay Cushing MLP Premier Fund

MainStay Epoch Capital Growth Fund

MainStay Epoch Global Equity Yield Fund

MainStay Epoch International Choice Fund

MainStay Epoch U.S. All Cap Fund

MainStay Epoch U.S. Equity Yield Fund

MainStay Equity Allocation Fund

Name change effective July 31, 2020

(formerly MainStay Growth Allocation Fund)

MainStay Equity ETF Allocation Fund

MainStay Floating Rate Fund

MainStay Growth Allocation Fund

Name change effective July 31, 2020

(formerly MainStay Moderate Growth Allocation Fund)

MainStay MacKay California Tax Free Opportunities Fund

MainStay MacKay Growth Fund

MainStay MacKay High Yield Municipal Bond Fund

MainStay MacKay Intermediate Tax Free Bond Fund

MainStay MacKay International Opportunities Fund

MainStay MacKay New York Tax Free Opportunities Fund

MainStay MacKay S&P 500 Index Fund

MainStay MacKay Short Duration High Yield Fund

MainStay MacKay Short Term Municipal Fund

MainStay MacKay Small Cap Core Fund

MainStay MacKay Total Return Bond Fund

MainStay MacKay U.S. Equity Opportunities Fund

MainStay Moderate Allocation Fund

MainStay Moderate ETF Allocation Fund

MainStay Short Term Bond Fund

MainStay U.S. Government Liquidity Fund